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                                                                    Exhibit 23.2

                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.


We hereby consent to the use of the name H.J. Gruy and Associates, Inc., and of references to H. J. Gruy and Associates, Inc. and to the inclusion of and references to our two reports, or information contained therein, both dated March 9, 2001, prepared for Stocker Resources, Inc. in the Plains Resources Inc. Annual report on Form 10-K for the year ended December 31, 2000, for the filing dated April 2, 2001, and the incorporation by reference into the applicable previous filings with the Securities and Exchange Commission.


                                    H.J. GRUY AND ASSOCIATES, INC.
                                    Texas Registration Number F-000637



                                    By:  /s/ Marilyn Wilson
                                       ----------------------------------------
                                    Marilyn Wilson, PE
                                    President and Chief Operating Officer


March 28,  2001
Houston, Texas